UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2009

HOKU SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51458	99-0351487
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1288 Ala Moana Blvd, Suite 220 Honolulu, Hawaii		96814
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (808) 682-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Warrant with Tianwei New Energy Holdings Co., Ltd.

As described in our Current Report on Form 8-K filed on September 29, 2009, we entered into a Securities Purchase Agreement (the “Purchase Agreement”), with Tianwei New Energy Holdings Co., Ltd., a corporation organized under the laws of the People’s Republic of China (“Buyer”), relating to a proposed financing transaction (the “Transaction”).  On December 22, 2009, pursuant to the Purchase Agreement, we issued 33,379,287 shares (the “Shares”) of our common stock, par value $0.001 per share (“Common Stock”) (representing 60% of our fully-diluted outstanding shares), and a warrant to purchase an additional 10,000,000 shares of Common Stock (the “Warrant”) to Buyer (the “Closing”).  The terms of the Warrant include: (i) a per share exercise price equal to $2.52; (ii) an exercise period of seven years; and (iii) provision for net-issue exercise.  The Shares, when added to the shares of Common Stock covered by the Warrant (the “Warrant Shares”), result in Buyer owning 66.09% of our outstanding Common Stock on a fully-diluted basis.

Amended and Restated Supply Agreements and Security Agreements

In exchange for the issuance of the Shares and the Warrant, Buyer has canceled $50 million in prepayments made to our wholly-owned subsidiary, Hoku Materials, Inc. (“Hoku Materials”), pursuant to the amendment and restatement of Buyer’s two existing polysilicon supply agreements with Hoku Materials (the “Amended and Restated Supply Agreements”) at the Closing.  Over the remaining term of the Amended and Restated Supply Agreements, the cancellation of the $50 million in prepayments will reduce the price at which Buyer purchases polysilicon by approximately 11% per year.  In addition, Hoku Materials granted to Buyer a security interest pursuant to two separate security agreements (the “Security Agreements”) in certain of Hoku Materials’ assets.

Investor Rights Agreement

In connection with the Closing, we entered into an investor rights agreement (the “Investor Rights Agreement”) with Buyer, under which we agreed to:

•
within 30 days of the Closing, file a registration statement with the Securities and Exchange Commission, or the SEC, for the resale of 30% of the Shares and the Warrant Shares, or the Registrable Securities;

•	use our reasonable best efforts to have the registration statement declared effective within 90 days following the filing; and
•
use our reasonable best efforts to keep the shelf registration statement effective until the date on which all of the Registrable Securities have been resold pursuant to an effective registration statement or Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, or are eligible for resale without restriction under Rule 144.

Pursuant to the Investor Rights Agreement, Buyer has agreed not to sell or transfer, directly or indirectly, the remaining 70% of the Shares until the first anniversary of the Closing.

The Shares and the Warrant have not be registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold by Buyer in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.  The Shares and the Warrant were sold in a private placement pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(2) and/or Regulation D of the Securities Act.  Resales of the Shares and the Warrant are restricted.

Officer and Director Lock-Up Agreements

In connection with the Closing, certain of our officers and directors entered into lock-up agreements with Buyer, under which they agreed not to sell or transfer, directly or indirectly, any of their shares of Common Stock, except under a pre-existing Rule 10b5-1 plan, until the first anniversary of the Closing.

Debt Financing

At the Closing, we entered into a Loan Implementation Agreement with Hoku Materials and Buyer (the “Loan Implementation Agreement”).  Under the Loan Implementation Agreement, Buyer will provide us with a loan of $50 million through China Construction Bank, as its agent (the “Term Loan”).  The Term Loan will be funded in two tranches: the first tranche in the amount of $20 million within 20 business days after the Closing; and the second tranche in the amount of $30 million within 60 days after the Closing, in each case subject to receipt of the applicable People’s Republic of China government approvals.  The Loan Implementation Agreement describes certain amendments the parties agreed to make to the Purchase Agreement relating to the closing conditions surrounding the Transaction and certain procedures the parties agreed to implement, in each case to give effect to the terms of the Term Loan. At the Closing, we also entered into a Financing Backstop Agreement with Buyer (the “Financing Backstop Agreement”). Under the Financing Backstop Agreement, Buyer agreed that, in the event all or any portion of the Term Loan shall not have been advanced to us within 60 days after the Closing, Buyer shall pay or cause to be paid any unfunded amount to us within five business days after such date.

A copy of the Purchase Agreement was previously filed as Exhibit 2.1 to our Form 8-K on September 29, 2009.  The description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement.

The Warrant, the Investor Rights Agreement, the Form of Lock-Up Agreement, the Amended and Restated Supply Agreements, the Security Agreements, the Loan Implementation Agreement and the Financing Backstop Agreement will be filed as exhibits to our Quarterly Report on Form 10-Q for the quarter ending December 31, 2009.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the Loan Implementation Agreement is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the Purchase Agreement, the Shares and the Warrant is incorporated herein by reference.

Item 5.01  Changes in Control of Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the Purchase Agreement, the Shares and the Warrant is incorporated herein by reference.  The disclosure under Item 5.02 of this Current Report on Form 8-K relating to Buyer’s right to designate four members of our board of directors is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the Closing, we increased the size of our board of directors to consist of seven directors, four of whom (including the chairman) have been designated by Buyer (the “Buyer Nominees”).  Effective as of the Closing, Karl M. Taft III and Kenton T. Eldridge have resigned from our board of directors.  Karl M. Taft III has served as one of our directors since 2001, and Kenton T. Eldridge, a member of our audit committee, has served as one of our directors since 2004.

Dustin M. Shindo, Karl E. Stahlkopf and Dean K. Hirata will remain as members of our board of directors.  Effective as of the Closing, the following Buyer Nominees: Yu Wen, Zhong Li, Wei Xia and Yi Zheng have been appointed to our board of directors, each to serve for a three-year term, until the 2012 annual meeting of stockholders, or until their successors are elected and duly qualified.  Mr. Shindo will remain as the chairman of our board of directors after the Closing until the end of our current fiscal year.  Effective as of the beginning of our next fiscal year, Mr. Xia will serve as the chairman of our board of directors.  Mr. Zheng, together with Messrs. Stahlkopf and Hirata, will serve on the audit committee of our board of directors.

Mr. Wen is employed as the deputy chairman of Buyer.  Mr. Li is employed as the vice general manager and member of the CPC committee of Baoding Tianwei Baobian Electric Co., Ltd., an affiliate of Buyer, as general manager and a board member of Tianwei Sichuan Silicon Co., Ltd., an affiliate of Buyer, as a board member of Buyer, and as a board member of Sichuan Xinguang Silicon-Tech Co., Ltd., Leshan Ledian Tianwei Silicon-Tech Co., Ltd. and Tibet Huaguan Technology Co., Ltd., respectively, each an affiliate of Buyer.  Mr. Xia is employed as the vice general manager of Baoding Tianwei Group Co., Ltd., the parent company of Buyer.  Mr. Zheng served as a director of Buyer from April 23, 2009 to August 1, 2009.

Other than Buyer’s right to designate the Buyer Nominees pursuant to the terms of the Transaction, there are no other arrangements or understandings between Messrs. Wen, Li, Xia and Zheng, on the one hand, and any other person, on the other hand, pursuant to which they were selected to serve on our board of directors and there exist no related party transactions between us and Messrs. Wen, Li, Xia and Zheng.

Consistent with our other non-employee directors, the Buyer Nominees will each receive a stock option grant of 20,000 options, which will vest monthly over the three year period immediately following such stock option grant.  The stock option grants will be made pursuant to our 2005 Non-Employee Directors’ Stock Option Plan.

Pursuant to the Investor Rights Agreement, Buyer’s right to designate four Buyer Nominees to our board will terminate upon the earlier of (i) Buyer (together with its affiliates) ceasing to be our largest individual stockholder or (i) Buyer (together with its affiliates) owning less than 25% of the outstanding shares of our Common Stock.

Item 8.01  Other Events

On December 23, 2009, we issued a press release announcing the closing of the Transaction.  A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release of Hoku Scientific, Inc., dated December 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2009
HOKU SCIENTIFIC, INC.

By:	/s/ Dustin M. Shindo
Dustin M. Shindo
Chairman of the Board of Directors/Director
President and Chief Executive Office